                                 EMPLOYMENT AGREEMENT            Exhibit 10.9


          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 17th day of November, 1997 by and between Prime Group Realty, L.P., a Delaware limited partnership ("Employer"), and Kevork M. Derderian, an individual domiciled in the State of Illinois ("Executive").

                                 W I T N E S S E T H

          A. Employer is engaged primarily in the ownership, management, leasing, marketing, acquisition, development and construction of office and industrial real estate facilities throughout the United States.

          B. Employer believes that it would benefit from the application of Executive's particular and unique skill, experience, and background to the development of office properties and the management thereof.

          C. Executive wishes to commit to serve Employer in the position set forth herein on the terms herein provided.

          D. The parties wish by this Agreement to set forth the terms and conditions of the employment relationship between Employer and Executive.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, Employer and Executive hereby agree as follows:

          1. EMPLOYMENT AND DUTIES. During the Employment Term (as defined in Section 2 hereof), Employer agrees to employ Executive, and Executive agrees to be employed by Employer, as the President of Employer's Office Division on the terms and conditions provided in this Agreement. Executive shall conduct, operate, manage and promote the business and business concept of Employer. The Chief Executive Officer or the President of Employer may from time to time further define and clarify Executive's duties and services hereunder as President of Employer's Office Division, which principal duties will include the development, management, leasing, marketing and acquisition of office properties. Executive agrees to devote Executive's best efforts and substantially all of Executive's business time, attention, energy and skill to perform Executive's duties as President of Employer's Office Division.

          2. TERM. The term of this Agreement shall commence on November 17, 1997 and expire on November 17, 2000 (the "Employment Term").

          3. COMPENSATION AND RELATED MATTERS. (a) BASE SALARY. As compensation for performing the services required by this Agreement during the Employment Term, Employer shall pay to Executive an annual salary of no less than Two Hundred Thousand Dollars ($200,000) ("Base

Compensation"), payable in accordance with the general policies and procedures for payment of salaries to its executive personnel maintained, from time to time, by Employer (but no less frequently than monthly), subject to withholding for applicable federal, state, and local taxes. Increases in Base Compensation, if any, shall be determined by the Compensation Committee (the "Committee") of the Board of Trustees (the "Board") of Prime Group Realty Trust ("PGRT"), the general partner of Prime, based on periodic reviews of Executive's performance conducted on at least an annual basis.

               (b) BONUS. In addition to Base Compensation, Executive shall have the right to receive, and Employer agrees to distribute to Executive, a performance bonus distribution for each calendar year during the Employment Term, commencing on January 1, 1998, in such amounts as determined by the two point formula delineated hereinbelow (collectively, a yearly "Performance Bonus Distribution"); provided, however, that the aggregate Performance Bonus Distribution for any calendar year distributable in accordance with the provisions of this Section 3(b) shall in no event exceed 100% of the Base Compensation for such calendar year. The amount of the Performance Bonus Distribution for each calendar year distributable to Executive hereunder shall be determined by the Committee based upon the achievement of Employer's annual business plan approved by the Board for such calendar year, as reflected in the audited financial statements of Employer prepared in accordance with generally accepted accounting principles and auditing standards and practices, consistently applied ("GAAP"). Prior to issuance of the final audited financial statements for each calendar year, Executive shall have the right to review and approve or challenge any calculation or determination of the amount of the Performance Bonus Distribution distributable for such calendar year. Any amount of Performance Bonus Distribution required to be distributed to Executive for any calendar year during the Employment Term shall be distributed by Employer to Executive during the pay period of Employer following finalization of the audit for such calendar year and final review and approval of the bonus calculation by the Committee and, in all events, on or before April 15 of the year immediately following the end of the calendar year for which such Performance Bonus Distribution is attributable.

               The two point formula to determine a Performance Bonus Distribution for any calendar year during the Employment Term shall be as follows:

               (i) FUNDS FROM OPERATIONS. Executive's Performance Bonus Distribution in an amount of up to seventy-five percent (75%) of Executive's Base Compensation for any given calendar year shall be based on Employer's Funds From Operations publicly announced by Employer ("FFO") such calendar year in relation to projected budget for FFO disclosed to shareholders of PGRT set forth in Employer's Board approved annual business plan for such calendar year ("Public FFO") as follows:

               (A) If FFO is less than Public FFO, Executive shall not be entitled to any Performance Bonus Distribution under this Section 3(b)(i).

               (B) If FFO is one hundred and three percent (103%) or more of Public FFO, Executive shall be entitled to a Performance Bonus
Distribution under this Section 3(b)(i) equal to seventy-five percent (75%) of Executive's Base Compensation for such calendar year.

               (C) If FFO is equal to Public FFO but less than one hundred and three percent (103%) of Public FFO, Executive shall be entitled to a Performance Bonus Distribution under this Section 3(b)(i) equal to thirty seven and one-half percent (37.5%) of Executive's Base Compensation for such calendar year.

               (D) If FFO is greater than Public FFO but less than one hundred and three percent (103%) of Public FFO, then a pro rata adjustment shall be made to the Performance Bonus Distribution to which Executive is entitled under this Section 3(b)(i) for such calendar year.

               (ii) DISCRETIONARY. Executive's Performance Bonus Distribution in an amount of up to twenty-five percent (25%) of Executive's Base Compensation for any given calendar year shall be determined at the sole discretion of the Board or the Committee based upon achievement of such corporate or individual performance goals and objectives as may be established or determined by the Board or the Committee from time to time.

Within ninety (90) days after the date hereof, Employer and Executive shall negotiate in good faith a revised Performance Bonus Distribution formula which more accurately measures the performance by Executive of Executive's duties and responsibilities related to Employer's Office Division for which Executive has direct authority and oversight.

          (c) BENEFITS. During the Employment Term and subject to the limitations and alternative rights set forth in this Section 3(c), Executive and Executive's eligible dependents shall have the right to participate in the medical and dental benefit plan to be established by Employer (which may include contributions by Executive) and in any other retirement, pension, insurance, health or other benefit plan or program that has been or is hereafter adopted by Employer (or in which Employer participates), as such plans and programs may be amended or modified from time to time by Employer, according to the terms of such plan or program with all the benefits, rights and privileges as are enjoyed by any other executive officers of Employer. Employer expects to have in place a life insurance program in which Executive will be entitled to participate. If the participation of Executive would adversely affect the qualification of a plan intended to be qualified under
Section 401(a) of the Internal Revenue Code as the same may be amended from time to time (the "Code"), Employer shall have the right to exclude Executive from that plan in return for Executive's participation in (i) a nonqualified deferred compensation plan or (ii) an arrangement providing substantially comparable benefits under a plan that is either a qualified or nonqualified under the Code at Employer's option.

          (d) EXPENSES. Executive shall be reimbursed, subject to Employer's receipt of invoices or similar records as Employer may reasonably request in accordance with its policies and procedures, as such policies and procedures may be amended or modified from time to time by Employer, for all reasonable and necessary expenses incurred by Executive in the performance of Executive's duties hereunder, including expenses for business entertainment and meals (whether in or out of town) and gas for business travel, but excluding automobile insurance. Subject to the policies and procedures referred to in the previous sentence, Employer agrees to reimburse Executive for membership dues for the following organizations (i) NACORE, (ii) ULI and
(iii) U.S. Green Building - Council and for travel and related expenses incurred by Executive to attend the annual conventions and board and council meetings of such organizations.

          (e) VACATIONS. During the Employment Term, Executive shall be entitled to vacation in accordance with Employer's practices, as such practices may be amended or modified from time to time by Employer, provided that Executive shall be entitled to at least four (4) weeks paid vacation in each full calendar year. Executive may accrue unused vacation time if not used in any calendar year or years, however, the maximum cumulative amount of vacation time that Executive may accrue and carry over to the next year is two (2) weeks. Executive shall be entitled to a payment for any vacation time which has accrued but has not been used as of the date of the termination of Executive's employment with Employer, unless Executive's employment is terminated pursuant to Section 5(a)(ii) hereof.

     4. SHARE OPTIONS. PGRT has established a share incentive plan (the "Share Incentive Plan"). The Share Incentive Plan initially provides, among other things, for the issuance from time to time to certain officers, directors and other employees of PGRT and Employer, including Executive, of share options. Pursuant to the Share Incentive Plan, on the date hereof, PGRT shall grant to Executive 70,000 share options ("Options") that will have such terms and conditions as are set forth in the Share Incentive Plan and the Share Option Agreement to be entered into between PGRT and Executive. Such Options granted to Executive shall vest immediately (i) upon the death or disability of Executive or (ii) upon termination of this Agreement and Executive's employment for any reason other than (A) a termination for cause by Employer or (B) if Executive terminates Executive's employment for any reason other than pursuant to Section 5(b)(i) hereof. In the case of a termination for cause or if Executive terminates Executive's employment for any reason other than pursuant to Section 5(b)(i) hereof, all unvested Options shall be forfeited by Executive, but Executive shall have the right to exercise within the time period provided for in the Share Incentive Plan all Options vested prior to such termination.

     5. TERMINATION AND TERMINATION BENEFITS. (a) TERMINATION BY EMPLOYER. (i) WITHOUT CAUSE. Employer may terminate this Agreement and Executive's employment at any time for any reason or for no reason at all upon thirty (30) days' prior written notice to Executive following notice of termination. In connection with the termination of Executive's employment pursuant to this Section 5(a)(i), Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the effective date of such termination and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (C) be entitled to the benefits set forth in Sections 3(c), 3(d) and 3(e) hereof up to the effective date of such termination and (D) receive the Termination Compensation specified in Section 5(d) hereof. For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus

Distribution, a pro rata (based on the number of days in the year) portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation. For purposes of this Agreement, the "effective date of termination" shall mean the last day on which Executive is employed with Employer which may be later than the date of the delivery of any applicable notice of termination.

               (ii) WITH CAUSE. Employer may terminate this Agreement with cause immediately upon written notice to Executive. Employer may elect to require Executive to continue to perform Executive's duties under this Agreement for an additional thirty (30) days following notice of termination. In connection with the termination of Executive's employment pursuant to this
Section 5(a)(ii), Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, and, to the extent not previously paid, Executive shall be entitled to any bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs and (B) be entitled to the benefits set forth in Sections 3(c), 3(d) and 3(e) hereof up to the effective date of such termination. For purposes of this Section 5(a)(ii), "cause" shall mean (1) a finding by the Board that Executive has materially harmed Employer, its business, assets or employees through an act of dishonesty, material conflict of interest, gross misconduct or willful malfeasance, (2) Executive's conviction of (or pleading nolo contendere to) a felony, (3) Executive's failure to perform (which shall not include inability to perform due to disability) in any material respects Executive's material duties under this Agreement after written notice specifying the failure and a reasonable opportunity to cure (it being understood that if Executive's failure to perform is not of a type requiring a single action to fully cure, then Executive may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion), (4) the breach by Executive of any of Executive's material obligations hereunder (other than those covered by clause (3) above) and the failure of Executive to cure such breach within thirty (30) days after receipt by Executive of a written notice of Employer specifying in reasonable detail the nature of the breach, or (5) Executive's sanction (including restrictions, prohibitions and limitations agreed to under a consent decree or agreed order) under, or conviction for violation of, any federal or state securities law, rule or regulation (provided that in the case of a sanction, such sanction materially impedes or impairs the ability of Executive to perform Executive's duties and exercise Executive's responsibilities hereunder in a satisfactory manner).

               (iii) DISABILITY. If due to illness, physical or mental disability, or other incapacity, Executive shall fail during any four (4) consecutive months to perform the duties required by this Agreement, Employer may, upon thirty (30) days' written notice to Executive, either terminate this Agreement or suspend Executive's right to any Base Compensation or Performance Bonus Distributions without terminating this Agreement. In any such event, Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the first day of such four (4) month period and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs and (C) be entitled to the benefits set forth in Sections 3(c) hereof (or the after-tax cash equivalent) up to the effective date of such termination, and be entitled to the benefits set forth in Sections 3(d) and 3(e) hereof up to the date of such termination. For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation. In the event Employer elects to suspend Executive's right to Base Compensation and Performance Bonus Distributions, at such time as Executive is able to resume the duties required under this Agreement, Executive shall be entitled to receive Base Compensation and Performance Bonus Distributions from the date Executive commences the performance of such duties following the disability in accordance with the terms and provisions of this Agreement. This Section 5(a)(iii) shall not limit the entitlement of Executive, Executive's estate or beneficiaries to any disability or other benefits available to Executive under any disability insurance or other benefits plan or policy which is maintained by Employer for Executive's benefit. For purposes of this Agreement, the "date of disability" shall mean the first day of the consecutive period during which Executive fails to perform the duties required by this Agreement due to illness, physical or mental disability or other incapacity.

          (b) TERMINATION BY EXECUTIVE. (i) AFTER CHANGE OF CONTROL. Executive may terminate this Agreement upon thirty (30) days' written notice to Employer following any "change of control" of PGRT and a resulting "diminution event", each as defined below, but in no event later than two years after the change of control event. Executive shall continue to perform, at the election of Employer, Executive's duties under this Agreement for an additional thirty (30) days following notice of termination. In such event, Executive shall (A) be paid Executive's Base Compensation up to the effective date of such termination, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the effective date of such termination and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (C) be entitled to the benefits set forth in Sections 3(c), 3(d) and 3(e) hereof up to the effective date of such termination and (D) receive the Termination Compensation specified in Section 5(d) hereof. For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation. For purposes of this Agreement, in the event Employer defaults in its obligation under Section 9 hereof and, as a consequence thereof, Executive's employment with Employer (or Employer's successor or assign) terminates, such termination shall be deemed to be a termination under this
Section 5(b)(i).

     For purposes of this Section 5(b)(i), (A) a "change of control" of PGRT shall be deemed to have occurred if: (1) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including a "group" as defined in Section 13(d)(3) of the Exchange Act (but excluding The Prime Group, Inc. or any of its affiliates or any group in which The Prime Group, Inc. or any of its affiliates has a significant interest and excluding a trustee or other fiduciary holding securities under an employee benefit plan of PGRT), becomes the beneficial owner of shares of beneficial interests of PGRT having at least fifty percent (50%) of the total number of votes that may be cast for the election of trustees of PGRT; (2) the merger or other business combination of PGRT or Employer, sale of all or substantially all of PGRT's or Employer's assets or combination of the foregoing transactions (a "Transaction"), other than a Transaction immediately following which the shareholders of PGRT immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder, other than The Prime Group, Inc. and its affiliates, owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the Transaction); or (3) within any twenty-four (24) month period beginning on or after the date hereof, the persons who were trustees of PGRT immediately before the beginning of such period (the "Incumbent Trustees") shall cease to constitute at least a majority of the Board or a majority of the board of trustees of any successor to PGRT, provided that, any trustee who was not a trustee as of the date hereof shall be deemed to be an Incumbent Trustee if such trustee was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the trustees who then qualified as Incumbent Trustees either actually or by prior operation of this provision, unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision; and (B) a "diminution event" shall mean any material diminution in (1) the duties and responsibilities of Executive (other than a mere title change, unless the new title is not President) or (2) the compensation package for Executive.

               (ii) WITHOUT GOOD REASON. Executive may terminate this Agreement and Executive's employment at any time for any reason or for no reason at all upon thirty (30) days' written notice to Employer, during which period Executive shall continue to perform Executive's duties under this Agreement if Employer so elects. In connection with the termination of Executive's employment pursuant to this Section 5(b)(ii), Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs and (B) be entitled to the benefits set forth in Sections 3(c), 3(d) and 3(e) hereof up to the effective date of such termination.

          (c) DEATH. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of Executive's death. In such event, Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the date of such death, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such death occurs in accordance with
Section 3(b) hereof up to the effective date of such death and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such death occurs and (C) be entitled to the benefits set forth in Sections 3(c) (or the after-tax cash equivalent), 3(d) and 3(e) hereof up to the date of such death. This
Section 5(c) shall not limit the entitlement of Executive, Executive's estate or beneficiaries under any insurance or other benefits plan or policy which is maintained by Employer for Executive's benefit. For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation.

          (d) TERMINATION COMPENSATION. In the event of a termination of this Agreement pursuant to Section 5(a)(i) or 5(b)(i) hereof, Employer shall pay to Executive, within thirty (30) days of termination, an amount in one lump sum ("Termination Compensation") equal to (i) in the case of a termination pursuant to Section 5(a)(i) hereof, the product of (A) the sum of
(1) Executive's then current annual Base Compensation and (2) Executive's last annualized Performance Bonus Distribution times (B) a fraction, the numerator of which is the number of days between such date of termination and expiration of the Employment Term (but in no event less than 365) and the denominator of which is 365 or (ii) in the case of a termination pursuant to
Section 5(b)(i) hereof, two times the sum of (A) Executive's then current annual Base Compensation and (B) Executive's last annualized Performance Bonus Distribution. For purposes of calculating Executive's Termination Compensation, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution component of the Termination Compensation calculation shall be deemed to be 50% of Executive's then current annual Base Compensation.

          6.   COVENANTS OF EXECUTIVE.

          (a) NO CONFLICTS. Executive represents and warrants that Executive is not personally subject to any agreement, order or decree which restricts Executive's acceptance of this Agreement and the performance of Executive's duties with Employer hereunder.

          (b) NON-COMPETITION. In return for the performance of the management duties described in Section 1 hereof, during the Employment Term, and for a period of two years after any applicable Section 5 termination event, Executive shall not, directly or indirectly, attempt to hire or hire any employee or client of Employer or solicit or attempt to lease space to or lease space to any tenant of Employer. Notwithstanding the foregoing, nothing herein shall prohibit Executive from owning 5% or less of any securities of a competitor engaged in the same Business if such securities are listed on a nationally recognized securities exchange or traded over-the-counter on the National Association of Securities Dealers Automated Quotation System or otherwise.

          (c) NON-DISCLOSURE. During the Employment Term and for a period of two years after the expiration or termination of this Agreement for any reason, Executive shall not disclose or use, except in the pursuit of the Business for or on behalf of Employer, any Trade Secret (as hereinafter defined) of Employer, whether such Trade Secret is in Executive's memory or embodied in writing or other physical form. For purposes of this Section 6(c), "Trade Secret" means any information which derives independent economic value, actual or potential, with respect to Employer from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts to maintain its secrecy that are reasonable under the circumstances, including, but not limited to, trade secrets, customer lists, sales records and other proprietary commercial information. Said term, however, shall not include general "know-how" information acquired by Executive prior to or during the course of Executive's service which could have been obtained by him from public sources without the expenditure of significant time, effort and expense which does not relate to Employer.

          (d) BUSINESS OPPORTUNITIES. During the Employment Term, Executive agrees to bring to Employer any and all business opportunities which come to Executive's attention for the acquisition, development, management, leasing or marketing of real estate for industrial or office use. In the event that Employer elects not to participate or take advantage of any such business opportunity, upon termination of Executive's employment with Employer for any reason, Executive shall be free to pursue such business opportunity, provided that such business opportunity does not cause any tenant to relocate from a facility owned and/or operated by Employer, PGRT or any of their respective subsidiaries.

          (e)  RETURN OF DOCUMENTS.   Upon termination of Executive's
services with Employer, Executive shall return all originals and copies of books, records, documents, customer lists, sales materials, tapes, keys, credit cards and other tangible property of Employer within Executive's possession or under Executive's control.

          (f) EQUITABLE RELIEF. In the event of any breach by Executive of any of the covenants contained in this Section 6, it is specifically understood and agreed that Employer shall be entitled, in addition to any other remedy which it may have, to equitable relief by way of injunction, an accounting or otherwise and to notify any employer or prospective employer of Executive as to the terms and conditions hereof.

          (g) ACKNOWLEDGMENT. Executive acknowledges that Executive will be directly and materially involved as a senior executive in all important policy and operational decisions of Employer. Executive further acknowledges that the scope of the foregoing restrictions has been specifically bargained between Employer and Executive, each being fully informed of all relevant facts. Accordingly, Executive acknowledges that the foregoing restrictions of Section 6 are fair and reasonable, are minimally necessary to protect Employer, its other partners and the public from the unfair competition of Executive who, as a result of Executive's performance of services on behalf of Employer, will have had unlimited access to the most confidential and important information of Employer, its business and future plans. Executive furthermore acknowledges that no unreasonable harm or injury will be suffered by him from enforcement of the covenants contained herein and that Executive will be able to earn a reasonable livelihood following termination of Executive's services notwithstanding enforcement of the covenants contained herein.

     7. PRIOR AGREEMENTS. This Agreement, together with the Stock Incentive Plan, supersedes and is in lieu of any and all other employment arrangements between Executive and Employer or its predecessor or any subsidiary and any and all such employment agreements and arrangements are hereby terminated and deemed of no further force or effect.

     8. ASSIGNMENT. Neither this Agreement nor any rights or duties of Executive hereunder shall be assignable by Executive and any such purported assignment by him shall be void. Employer may assign all or any of its rights hereunder provided that substantially all of the assets of Employer are also transferred to the same party.

     9. SUCCESSOR TO EMPLOYER. Employer will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of Employer, as the case may be, by agreement in form and substance reasonably satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession or assignment had taken place. Any failure of Employer to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement giving Executive the right to terminate this Agreement, in which case Executive shall be entitled to receive the compensation specified in Section 5(b)(i) hereof. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate.

     10. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if personally delivered, sent by courier or by certified mail, postage or delivery charges prepaid, to the following addresses:

     (a)  if to Executive, to:

          Kevork M. Derderian
          680 Leland Court
          Lake Forest, IL 60045

          WITH A COPY TO:

          J. Steve Santacruz
          Continental Offices, Ltd.
          2700 River Road, Suite 109
          Des Plaines, IL 60018

     (b)  if to Employer, to:

          Prime Group Realty, L.P.
          Suite 3900
          77 West Wacker Drive
          Chicago, IL 60601
          Attn: Chief Executive Officer

          WITH A COPY TO:

          Prime Group Realty, L.P.
          Suite 3900
          77 West Wacker Drive
          Chicago, IL 60601
          Attn: General Counsel

          AND TO:

          Winston & Strawn
          35 West Wacker Drive
          Chicago, IL  60601
          Attn:  Wayne D. Boberg

Any notice, claim, demand, request or other communication given as provided in this Section 10, if delivered personally, shall be effective upon delivery; and if given by courier, shall be effective one (1) business day after deposit with the courier if next day delivery is guaranteed; and if given by certified mail, shall be effective three (3) business days after deposit in the mail. Either party may change the address at which it is to be given notice by giving written notice to the other party as provided in this Section 10.

     11. AMENDMENT. This Agreement may not be changed, modified or amended except in writing signed by both parties hereto.

     12. WAIVER OF BREACH. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

     13. SEVERABILITY. Employer and Executive each expressly agree and contract that it is not the intention of either party to violate any public policy, statutory or common law, and that if any covenant, sentence, paragraph, clause or combination of the same of this Agreement (a "Contractual Provision") is in violation of the law of any state where applicable, such Contractual Provision shall be void in the jurisdictions where it is unlawful, and the remainder of such Contractual Provision, if any, and the remainder of this Agreement shall remain binding on the parties such that such Contractual Provision shall be binding only to the extent that such Contractual Provision is lawful or may be lawfully performed under then applicable laws. In the event that any part of any Contractual

Provision of this Agreement is determined by a court of competent jurisdiction to be overly broad thereby making the Contractual Provision unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a judicially enforceable limitation in its place, and that the Contractual Provision, as so modified, shall be binding upon the parties as if originally set forth herein.

     14. INDEMNIFICATION BY EXECUTIVE. Executive shall indemnify Employer for any and all damages, costs and expenses resulting from any material harm to Employer, its business, assets or employees through an act of dishonesty, material conflict of interest, gross misconduct or willful malfeasance by Executive. Executive also shall indemnify Employer for any and all damages, costs and expenses resulting from Executive's acts of omission constituting reckless disregard of Executive's duties to Employer following notice thereof by Employer after it becomes aware of such conduct and Executive's failure to so cure within thirty (30) days.

     15. GOVERNING LAW. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Illinois, exclusive of the conflict of laws provisions of the State of Illinois.

                               [signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                   EMPLOYER:

                                   PRIME GROUP REALTY, L.P.

                                   By:  Prime Group Realty Trust,
                                        its General Partner

                                        By: /s/ Jeffrey A. Patterson
                                            -----------------------------
                                               Jeffrey A. Patterson

                                        Title: Executive VP


                                   EXECUTIVE:

                                   /s/ Kevork M. Derderian
                                   -----------------------------
                                   Kevork M. Derderian





DOCUMENT NUMBER:  230515.5
March 23, 1998